United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ⌧

Filed by a Party other than the Registrant  ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

eGain Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

eGain

Corporation

1252 Borregas Avenue

Sunnyvale, CA 94089

(408) 636-4500

October 14, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of eGain Corporation that will be held on December 6, 2022, at 1:00 p.m., Pacific Time at eGain Corporation — 1252 Borregas Avenue, Sunnyvale, CA 94089.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign, and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING.

A copy of eGain’s 2022 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ashutosh Roy
Chief Executive Officer

eGain Corporation

Notice of Annual Meeting of Stockholders

to be held December 6, 2022

To the Stockholders of eGain Corporation:

The Annual Meeting of Stockholders, or the Annual Meeting, of eGain Corporation, or eGain or the Company, a Delaware corporation, will be held on December 6, 2022, at 1:00 p.m., Pacific Time at eGain Corporation — 1252 Borregas Avenue, Sunnyvale, CA 94089.

We are holding this Annual Meeting for the following purposes:

1.	to elect directors to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified;
2.	to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers;
3.	to ratify the appointment of BPM LLP, as eGain’s Independent Registered Public Accounting Firm; and
4.	to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on October 11, 2022, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 1252 Borregas Avenue, Sunnyvale, California 94089, ten days prior to the Annual Meeting. This list will also be available for examination during the Annual Meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

Stanley F. Pierson
Secretary

Sunnyvale, California

October 14, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on December 6, 2022.

The Proxy Statement for our Annual Meeting and eGain’s Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2022, or the 2022 Annual Report, are available at http://www.edocumentview.com/EGAN.

eGain Corporation

1252 Borregas Avenue,

Sunnyvale, California 94089

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Corporation, a Delaware corporation, referred to as eGain or the Company, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain (the “Annual Meeting”), to be held at eGain Corporation—1252 Borregas Avenue, Sunnyvale, CA 94089, on December 6, 2022 at 1:00 p.m., Pacific Time, and any postponement or adjournment thereof. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting electronically at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors set forth below.

The Board of Directors recommends that you vote:

●	“FOR” the election of each of the nominated directors to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified;

●	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers; and

●	“FOR” the ratification of the appointment of BPM LLP, as the Company’s Independent Registered Public Accounting Firm.

Stockholders of record at the close of business on October 11, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, eGain had 31,936,915 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote with stockholders having the option to either vote “for” each director or to “withhold” their vote. The five nominees for director who receive the most “for” votes will be elected to serve as a director. A “withhold” vote as to any director nominee will have no effect on the vote’s outcome because the candidates who receive the highest number of affirmative votes are elected, Broker non-votes are not considered votes cast and will have no effect on the election of the nominees.

Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes and will have the same effect as negative votes, because approval requires an absolute percentage of affirmative votes.

The expense of printing, mailing proxy materials and soliciting proxies will be borne by eGain.  Our directors, and certain of our officers and employees in the ordinary course of their employment, may solicit proxies by mail, internet, facsimile, in person, email or other online methods. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of eGain’s Common Stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the 2022 Annual Report, including our consolidated financial statements, are being mailed to stockholders on or about October 28, 2022.

You will be able to attend the Annual Meeting at eGain Corporation—1252 Borregas Avenue, Sunnyvale, CA 94089 on December 6, 2022 at 1:00 p.m., Pacific Time. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during the Annual Meeting upon request.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes the election of five directors of eGain to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board of Directors to fill the vacancy.

The names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 56, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President since October 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy worked at Parsec Technologies, a call center company based in New Delhi, India, which he co-founded. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corporation, a major company in the computer industry at the time. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Master’s degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University. Mr. Roy’s qualifications to serve on our Board of Directors include his industry experience and deep knowledge of eGain from his position as a founder of our Company and as our Chief Executive Officer for over 20 years.

Gunjan Sinha, age 55, co-founded eGain and has served as a Director of eGain since its inception in September 1997 and as President of eGain from January 1998 until September 2003. Mr. Sinha currently has served as eGain’s Lead Independent Director since September 2021. Since January 2004, Mr. Sinha has served as Executive Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an internet service company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies, Inc. Mr. Sinha has also served as Chairman of Regalix Inc., a digital marketing company, since 1998 and as Chairman of Open Growth, LLC, a technology holding company, since January 2014. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a master’s degree in Computer Science from the University of California, Santa Cruz, and a master’s degree in Engineering Management from Stanford University. We believe that Mr. Sinha’s qualifications to serve on our Board of Directors include his extensive experience founding, managing and investing in technology companies and deep knowledge of the Company gained from his position as a founder and former officer of the Company.

Phiroz P. Darukhanavala, Ph.D., age 74, also known as Daru, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala has an extensive global background in the oil and gas industry including exploration, production, refining, retail and marketing; holding several technology, operational and strategy leadership positions at BP p.l.c. (NYSE: BP), and multinational oil and gas company (“BP”). From June 2010 to February 2015, he was the Vice President and Chief Technology Officer at BP. Previously, Dr. Darukhanavala was Vice President, Merger and Integration at BP where he led the IT integration programs resulting from the merger of BP, Amoco and Arco. Earlier in his BP career, Dr. Darukhanavala was the IT Functional Chief at BP Exploration in London, chief information officer for BP Retail, chief information officer of BP Alaska, chief information officer for BP Exploration US and Head of Scientific Systems and Operations Research at SOHIO. In addition to his contributions running large scale, complex businesses, he has gained a high-level strategic perspective as a director for several companies, as well as board roles for high profile industry associations and universities. Dr. Darukhanavala holds a Ph.D. and a M.S. degree in Operations Research from Case Western Reserve University in Cleveland, Ohio and a BS in Mechanical Engineering from IIT (Bombay). We believe that Dr. Darukhanavala’s qualifications to serve on our Board of Directors include his business financial expertise and his extensive management experience.

Brett Shockley, age 63, joined eGain’s Board of Directors in January 2016 and has served as eGain’s Lead Independent Director from September 2017 to August 2021. Mr. Shockley currently provides strategy and corporate development consulting for software and cloud-based services companies. From August 2008 to December 2014, Mr. Shockley held numerous positions at Avaya Inc., a global provider of business collaboration and communications solutions, including Senior Vice President and General Manager of Software and Emerging Technologies, and Senior Vice President of

Corporate Development, Strategy and Chief Technology Officer. Before joining Avaya, Mr. Shockley was the Chief Executive Officer and co-founder of Spanlink Communications Inc., a contact center software and services business, which he brought through an initial public offering on Nasdaq. In 2007, Mr. Shockley co-founded Calabrio, a workforce optimization software company which was acquired by KKR & Co. Inc. (NYSE: KKR) in 2016. Prior to Calabrio, Mr. Shockley was the Vice President and General Manager of the Customer Contact Business Unit of Cisco Systems Inc., a multinational technology company. Mr. Shockley currently serves as a member of the board of directors of Spok Holdings, Inc. (Nasdaq: SPOK), a healthcare communications company. In addition to holding patents in social networking and telecommunications, Mr. Shockley has an M.B.A. in Marketing from the University of Minnesota’s Carlson School of Management and a bachelor’s degree in Mechanical Engineering from the University of Minnesota’s Institute of Technology. Mr. Shockley attended Stanford University’s Directors Consortium in 2017. Mr. Shockley was a 2007 Ernst & Young Entrepreneur of the Year award winner, University of Minnesota Alumni Lifetime Achievement award winner in 2006 and 2008 Minnesota High Tech Association Emerging Technology Company award winner. We believe that Mr. Shockley’s qualifications to serve on our Board of Directors include his extensive experience founding, managing, investing and serving as a director in public and private technology companies, and deep knowledge of the Company’s industry.

Christine Russell, age 73, joined eGain’s Board of Directors in February 2017. From July 2018 to August 2020, Ms. Russell served as the Chief Financial Officer and Executive VP of PDF Solutions, Inc. (Nasdaq: PDFS), a company that offers yield process software for the semiconductor industry. Prior to that, she was the Chief Financial Officer of Uni-Pixel, Inc., a company that develops and markets high performance metal mesh capacitive touch sensors, from May 2015 to March 2018, the Chief Financial Officer of Vendavo, Inc., a SaaS model pricing optimization enterprise software company, from May 2014 to March 2015, and the Chief Financial Officer of Evans Analytical Group, a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services, from May 2009 to September 2013. Ms. Russell has served as a director and chair of the audit committee of the board of directors of QuickLogic Corporation (Nasdaq: QUIK), a semiconductor IP company, since June 2005, and as a director and audit committee member of the board of directors of AXT Inc. (Nasdaq: AXTI), a material science company, since December 2019. Ms. Russell is a director of Silicon Valley Directors’ Exchange (SVDX) and also served as president of Financial Executives International (Silicon Valley Chapter), and as an emeritus member of the business school advisory board at Santa Clara University, Leavey School of Business. Ms. Russell holds a B.A. degree and an M.B.A. in finance from Santa Clara University. We believe that Ms. Russell’s extensive experience, including serving as Chief Financial Officer and in other finance positions at five publicly traded companies, two private equity-backed firms and a number of venture capital backed companies for over the past 30 years qualifies her to serve on our Board of Directors.

Director Independence

Our Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of our Board of Directors is an “independent director” within the meaning of the rules of The Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”).

Board Diversity Matrix (as of October 11, 2022)

Total Number of Directors: 5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		3
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		1
LGBTQ+
Did Not Disclose Demographic Background	1

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board of Directors believes it is in the best interests of eGain and its stockholders to evaluate such roles from time to time based on the composition of the Board of Directors and on the input from our independent directors. The Board of Directors has determined that having eGain’s Chief Executive Officer serve as Chairman of the Board is in the best interests of the Company’s stockholders at this time. Our Board of Directors believes that this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fosters greater communication between the Company’s management and the Board of Directors.

The Board of Directors also recognized the importance of strong independent board leadership. For that reason, the Board of Directors established the position and responsibilities of Lead Independent Director. Mr. Sinha currently serves as Lead Independent Director. Responsibilities of the Lead Independent Director include presiding over board meetings in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors, acting as a liaison to stockholders under appropriate circumstances, and performing such other functions and responsibilities as requested by the Board of Directors from time to time.

Board of Directors - Risk Oversight

General Risks

Companies, including eGain, face a variety of risks, including credit risk, liquidity risk, currency exchange risk and operational risk. For a detailed discussion of these risks, we encourage you to review the 2022 Annual Report. Our Board of Directors believes an effective risk management system will timely identify the material risks that eGain faces and communicate necessary information with respect to material risks to senior executives. As appropriate, our Board of Directors or its relevant committees have in the past and will in the future implement risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making.

Our Board of Directors retains ultimate oversight over the Company’s risk management. Our Audit Committee takes an active role in overseeing company-wide risk management and discusses risk management processes with our Board of Directors. The Compensation Committee also oversees the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking. In addition, our Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board of Directors, with the input of the Company’s executive officers, assesses likely areas of future risk for the Company on an on-going basis.

Cybersecurity and Information Security Risks

Our Board of Directors is updated periodically on our Information Security Program and any recommended changes, cybersecurity policies and practices, ongoing efforts to improve security, including driving continuous information security awareness related learning and education for employees through new hire and annual information security awareness training, and offering other dynamic resources as well as on our efforts regarding significant cybersecurity events.

The Company’s management team, specifically through its Senior Director, WW IT Operations and Cloud Security and its Head of Worldwide Cloud and IT, has in the past provided regular reports to the Board of Directors on cyber threats, incident response, and progress towards internal goals. These reports address a range of topics, including the threat environment, updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats.

Our Board of Directors reviews briefings concerning the Company’s information security and technology risks (including cyber security).  Pursuant to the Board of Directors’ instruction, management regularly attends weekly meetings with the information security team and reports on applicable risks to the Board of Directors, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees. We devote significant resources to protecting and continuing to improve the security of computer systems, software, networks and other technology assets as evidenced by our company wide SOC 2 report, HITRUST CSF Certified Status, and PCI DSS Compliance. Our security efforts are designed to protect against, among other things, cybersecurity attacks by unauthorized parties attempting to obtain access to confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage.

Board Meetings and Committees

Our Board of Directors held four regular meetings and one special meeting during fiscal year 2022. Each director attended or participated in 75% or more of the meetings of our Board of Directors and of the committees on which such director served during fiscal year 2022. One director attended the 2021 annual meeting of stockholders virtually. While we do not have a formal policy on attendance at our annual meeting of stockholders, we encourage each of the members of our Board of Directors to attend our annual meeting of stockholders.

Our Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee. Copies of the charters of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee are available on our website at http://www.egain.com/company/investors/governance-documents/.

The members of the Compensation Committee for fiscal year 2022 were independent directors Brett Shockley and Dr. Phiroz P. Darukhanavala, with Brett Shockley as the chair of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2022. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by our Board of Directors.

The members of the Stock Option Committee for the fiscal year 2022 were Ashutosh Roy and Gunjan Sinha. The Stock Option Committee met or took action by written consent on twelve occasions during fiscal year 2022. The Stock Option Committee’s functions are to grant options to non-officer employees and other service providers of the Company, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee for fiscal year 2022 were independent directors Gunjan Sinha and Christine Russell, with Gunjan Sinha as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2022. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to our Board of Directors qualified candidates for election to our Board of Directors and to oversee matters of corporate governance, including the evaluation of our Board of Directors’ performance and processes as well as the assignment and rotation of members on the committees established by the Board of Directors. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors.

The members of the Audit Committee for fiscal year 2022 were independent directors Christine Russell, Brett Shockley, and Dr. Phiroz P. Darukhanavala. Christine Russell is the chair of the Audit Committee and is currently the “audit committee financial expert” as defined by the rules of the SEC and an “independent director” under the rules of Nasdaq. The Audit Committee held four meetings during fiscal year 2022. The Audit Committee’s functions are to review the scope of the annual audit, monitor the Independent Registered Public Accounting Firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the Independent Registered Public Accounting Firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, the Independent Registered Public Accounting Firm whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed. The Audit Committee operates under the Audit Committee Charter adopted by our Board of Directors.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Code of Ethics

Our Board of Directors approved a code of ethics applicable to the Board of Directors, senior management, including financial officers, and all other employees. The Code of Ethics and Business Conduct (the “Code of Ethics”), includes standards intended to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the SEC; compliance with laws; prompt internal reporting of violations of the Code of Ethics; and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on our website at http://www.egain.com/company/investors/governance-documents/. Copies of the Code of Ethics are also available in print upon written request to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with our Board of Directors the appropriate skills and characteristics required for members of the Board of Directors given the current composition of the Board of Directors. Although we have no formal diversity policy for members of our Board of Directors, the Board of Directors and the Nominating and Corporate Governance Committee believe that our Board of Directors should be comprised of individuals who have a diversity of backgrounds, leadership qualities, a record of success in their arena of activity and who can make substantial contributions to the operations of the Board of Directors. The assessment of Board of Directors candidates includes, but is not limited to, consideration of relevant industry experience, financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration is also given to: contributions valuable to the business community; personal qualities of leadership, character, and judgment: whether the candidate possesses and maintains throughout his or her service on the Board of Directors, a reputation in the community at large, of integrity, competence and adherence to the highest ethical standards; relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; and whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. There are no formal minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and that a majority of the members of the Board of Directors meet the definition of “independent director” under the rules of Nasdaq. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board of Directors. When evaluating a candidate for the Board of Directors, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board of Directors membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by members of the Board of Directors and management of eGain. The Nominating and Corporate Governance Committee will consider persons recommended by eGain’s stockholders in the same manner as a nominee recommended by members of the Board of Directors or management. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our full Board of Directors as to the person who should be nominated to the Board of Directors, and our Board of Directors considers the nominee after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. Each director candidate recommended for election at this year’s Annual Meeting is an existing director, seeking re-election to the Board of Directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to eGain’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 120 days prior to any meeting called for the election of directors; however, if we have not given 100 days’ notice of such meeting, we must have received the stockholder’s notice not later than the close of business on the 7th day following the day on which notice was given. Information required by the Bylaws to be in the notice includes (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of our Common Stock which are beneficially owned by each such nominee and by the nominating stockholder, and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

In addition to satisfying the deadlines in our Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for the 2023 annual meeting of stockholders must notify our Secretary in writing not later than the close of business (5:00 p.m. Pacific Time) on October 7, 2023.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089.

2022 Director Compensation

The non-employee members of the Board of Directors receive compensation in the form of annual cash compensation and equity compensation from time to time. Non-employee directors receive an annual cash retainer of $50,000, payable in quarterly installments, and Mr. Sinha receives an additional annual cash fee of $10,000, payable in quarterly installments, for his service as Lead Independent Director. eGain last granted options to purchase Common Stock to directors in September 2021, which options vest over four years. Directors are also reimbursed for their expenses for each meeting attended.

The following table details the compensation paid to non-employee directors during fiscal year 2022:

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Gunjan Sinha	60,000	146,333	206,333
Phiroz P. Darukhanavala	50,000	146,333	196,333
Brett Shockley	50,000	146,319	196,319
Christine Russell	50,000	146,249	196,249

(1)	Amounts shown in this column do not reflect the dollar amount actually received by the named executive officer, and instead represent the compensation recognized for financial reporting purposes for fiscal year 2022, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in the 2022 Annual Report.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2022:

	Number of Securities Underlying Unexercised Options (#)		Option Exercised	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Gunjan Sinha	500	—	13.40	11/8/2023
	500	—	5.31	11/7/2024
	500	—	4.34	11/6/2025
	70,000	—	2.50	9/19/2027
	7,500	32,500	11.36	9/1/2031
Total	79,000	32,500

Phiroz P. Darukhanavala	500	—	13.40	11/8/2023
	500	—	5.31	11/7/2024
	500	—	4.34	11/6/2025
	70,000	—	2.50	9/19/2027
	7,500	32,500	11.36	9/1/2031
Total	79,000	32,500

Brett Shockley	42,267	—	2.50	9/19/2027
	7,500	32,500	11.36	9/1/2031
Total	49,767	32,500

Christine Russell	10,000	—	1.80	2/24/2027
	26,250	—	2.50	9/19/2027
	7,500	32,500	11.36	9/1/2031
Total	43,750	32,500

Compensation Committee Interlocks and Insider Participation

Mr. Shockley and Dr. Darukhanavala, each of whom are non-employee directors, served as members of the Compensation Committee in fiscal year 2022. None of eGain’s executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

Stock Performance Graph

The following information is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into such a filing.

Set forth below is a line graph showing the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on June 30, 2017, in each of our Common Stock, the Nasdaq Market Index and the S&P Software & Services Select Industry Index for the period commencing on June 30, 2017 and ending on June 30, 2022. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of future performance of our Common Stock.

Comparison of Cumulative Total Return Among eGain Corporation,
Nasdaq Market Index and S&P Software & Services Select Industry Index

	6/30/2017	6/30/2018	6/30/2019	6/30/2020	6/30/2021	6/30/2022
eGain Corporation	$ 100.00	$ 915.15	$ 493.33	$ 673.33	$ 695.76	$ 590.91
Nasdaq Composite	$ 100.00	$ 123.60	$ 133.22	$ 168.73	$ 245.60	$ 188.07
S&P Software & Services Select Industry Index	$ 100.00	$ 130.24	$ 155.70	$ 181.79	$ 280.81	$ 182.53

The Board of Directors recommends a vote “FOR” the election of each of the nominated directors to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of eGain as of October 11, 2022, for the following:

●each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of Common Stock;
●each of our named executive officers included in the 2022 summary compensation table; and
●each of eGain’s current directors and executive officers as a group.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 31,936,915 shares of eGain Common Stock outstanding as of October 11, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options and warrants held by that person (and only that person) that are currently exercisable or exercisable within sixty (60) days after October 11, 2022. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our Chief Executive Officer and Chief Financial Officer, we had only one additional named executive officers during fiscal year 2022.

Name and address of beneficial owner	Common Stock beneficially owned (Shares)	Common Stock beneficially owned (%)
Other 5% Stockholders:
Oaktop Capital Management II, L.P. (1)	2,536,843	7.9
The Vanguard Group (2)	2,091,719	6.5

Named executive officers and directors:
Ashutosh Roy (3)	9,048,300	28.1
Gunjan Sinha (4)	899,128	2.8
Promod Narang (5)	540,613	1.7
Eric N. Smit (6)	252,520	*
Phiroz P. Darukhanavala (7)	82,333	*
Brett Shockley (8)	53,100	*
Christine Russell (9)	47,083	*
All current executive officers and directors as a group: (7 persons)	10,923,077	33.3

*        Indicates less than one percent.

(1)	Based solely on a Schedule 13G filed on February 4, 2020. Oaktop Capital Management II, L.P. has sole voting and sole dispositive power with respect to 2,536,843 shares. The mailing address of Oaktop Capital Management II, L.P. is One Main Street, Suite 202, Chatham, NJ 07928.
(2)	Based solely on a Schedule 13G filed on February 9, 2022. The Vanguard Group has shared voting power with respect to 23,658 shares and shared dispositive power with respect to 31,791 shares. The Vanguard Group has sole dispositive power with respect to 2,059,928 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	All shares are held by Mr. Roy’s living trust, The Roy and Sharma Living Trust, and includes 281,250 shares subject to options exercisable within 60 days of October 11, 2022. Mr. Roy has sole voting and dispositive power over such shares.
(4)	Includes 82,333 shares subject to options exercisable within 60 days of October 11, 2022.
(5)	Includes 243,145 shares subject to options exercisable within 60 days of October 11, 2022.
(6)	Includes 123,333 shares subject to options exercisable within 60 days of October 11, 2022.
(7)	Consists of 82,333 shares subject to options exercisable within 60 days of October 11, 2022.
(8)	Consists of 53,100 shares subject to options exercisable within 60 days of October 11, 2022.
(9)	Consists of 47,083 shares subject to options exercisable within 60 days of October 11, 2022.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of October 11, 2022:

Name	Age	Position
Ashutosh Roy	56	Chief Executive Officer and Chairman of the Board
Eric N. Smit	60	Chief Financial Officer
Promod Narang	64	Senior Vice President of Products and Engineering

Biographical information for Mr. Roy is described above under “Proposal 1: Election of Directors—Nominees.”

Eric N. Smit has served as Chief Financial Officer since August 2002. Prior to that, Mr. Smit served in a variety of roles at eGain, including Vice President, Operations from April 2001 to July 2002, Vice President, Finance and Administration from June 1999 to April 2001, and Director of Finance from June 1998 to June 1999. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Senior Vice President of Products and Engineering since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company, from September 1987 to October 1998. Mr. Narang holds a Bachelor of Science in Computer Science from Wayne State University.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

●	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with long-term incentives through equity ownership by management;
●	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;
●	provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;
●	provide fair and internally consistent compensation; and
●	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Recommendations for executive compensation are made by our Compensation Committee and approved by the independent members of our Board of Directors. The Compensation Committee may not delegate its authority in these matters to other persons. Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers’ compensation, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation to recommend based primarily on:

●	competitive benchmarking consistent with our recruiting and retention goals;
●	internal consistency and fairness; and
●	other relevant considerations such as rewarding extraordinary performance.

In addition, our Compensation Committee evaluated the results of the most recent stockholder advisory vote on executive compensation, where stockholder voting on the proposal strongly supported such executive compensation.

Role of CEO and Management

The Chief Executive Officer does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of our named executive officers other than the Chief Executive Officer. The Chief Executive Officer bases these recommendations on his holistic assessment of each executive’s individual performance, as well as overall Company financial goals for the fiscal year as described above. The Compensation Committee reviews and considers the Chief Executive Officer’s recommendations, makes adjustments as it determines appropriate, and approves compensation in its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2022, the Compensation Committee considered publicly available information of a select group of peer companies as well as survey data from the Company’s compensation surveys to inform the pay levels and structures for the senior executive team. All compensation data used was reviewed by Gallagher as the Compensation Committee’s independent compensation consultant. The peer group was selected by the Compensation Committee based on the recommendations of Gallagher of information technology publicly traded companies. For conducting a competitive assessment of the compensation levels for the Company’s executives for fiscal year 2022, Gallagher provided an analysis of, and the Compensation Committee considered, the following peer group of 19 companies: 8x8, Inc., Absolute Software Corporation, American Software, Inc., Asure Software, Inc., Brightcove Inc., Castlight Health, Inc., ChannelAdvisor Corporation, Docebo Inc., Five9, Inc., GTY Technology Holdings Inc.,

LivePerson, Inc., Mitek Systems, Inc., Model N, Inc., Smith Micro Software, Inc., Sprout Social, Inc., Support.com, Inc., Tecsys Inc., Veritone, Inc. and Xactly Corp.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non-equity incentives and stock option awards. These primary compensation components are described in more detail below.

Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience and consider competitive market compensation paid by companies in our industry commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our comparable companies, our Compensation Committee considers the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these comparable companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We attempt to review base salaries annually and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels. Our Chief Executive Officer did not receive an increase in base compensation for fiscal year 2022.

The base salary for each of our named executive officers as of June 30, 2022, was as follows:

Name	Base Salary ($)	Percentage Adjustment
Ashutosh Roy	250,000	—%
Eric N. Smit	320,000	3.2%
Promod Narang	300,000	—%

Annual Non-Equity Incentive Plan Compensation

Currently, most eGain employees participate in either a non-equity incentive plan tied primarily to revenue or bookings metrics, or, in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plans are designed to provide awards to employees as an incentive to contribute to eGain’s continued growth.

Amounts paid to our named executive officers pursuant to our non-equity incentive plan are contingent upon the attainment of certain performance targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. For fiscal year 2022, 100% of the target for each executive officer was tied to company performance. The performance targets may include:

●	financial metrics, such as new annual recurring revenue (“ARR”) bookings, revenues, operating income, cash flow, cash balances, days sales outstanding; and
●	business operational metrics, such as customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

Amounts paid to our named executive officers pursuant to our commission plan are contingent upon the attainment of certain corporate targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. The corporate targets include financial metrics such as total revenue, SaaS revenue, SaaS ARR, and professional services invoiced.

Our Chief Executive Officer did not receive an annual bonus payment in fiscal year 2022.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of only stock option grants, but we may introduce in the future different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The Stock Option Committee normally grants options to executive officers upon the hiring of an executive officer, as part of an annual review, and as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our Common Stock on Nasdaq on the date such stock option award is approved. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences 20 days prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as an earnings announcement.

Other Benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees with benefits, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

Effective July 1, 2014, the Company began contributing 50% of employee contributions up to a maximum of 6% of the total employee salary.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. We may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Change in Control Severance Benefits

On November 2, 2015, the Board of Directors approved a standardized form of executive change in control and severance agreement and authorized the Company to enter into that form agreement with several of the Company’s employees and executive officers, including named executive officers Eric N. Smit and Promod Narang, but not including, at this time, Ashutosh Roy.

The form of change in control and severance agreement has an initial term of two years, which term automatically renews for additional one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal and which term extends for one year from a “change in control,” as defined in the agreement. Pursuant to the agreement, if the individual is terminated by us without “cause” (as defined in the agreement), or terminates his or her employment for “good reason” (as defined in the agreement), each during a period not within two months prior to and ending 12 months following a change in control, or the “change in control period” (as defined in the agreement), subject to the individual’s execution of a release of claims agreement in a form approved by eGain and such release becoming effective and irrevocable within 60 days of the individual’s termination, he or she is entitled to receive (i) a lump sum payment payable within 60 days following termination from employment equal to the sum of (x) 6 months of such individual’s annual base salary as of the date of such termination plus (y) 50% of the individual’s target bonus for the year of termination; (ii) 6 months of accelerated vesting of any outstanding equity awards and (iii) provided that the individual timely elects to continue coverage for himself or herself and his or her eligible dependents under the Company’s group health plans, as applicable, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended  (“COBRA”), the Company will reimburse Executive for the monthly COBRA premium paid by Executive for Executive and his or her eligible dependents until the earlier of (x) six months following the termination date or (y) the date upon which the executive and his or her eligible dependents become covered under similar plans.

In addition, in the event any of the payments or benefits provided for under change in control and severance agreement or that are otherwise paid or will become payable to such individual would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, such individual would be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the individual.

The following table provides hypothetical amounts of cash severance payments related to salary, non-equity incentive plan compensation, equity incentive plan compensation and all other compensation had a change in control of our Company occurred on June 30, 2022, with a price per share equal to $9.75, the closing market price as of June 30, 2022, and the employment of the following officers was terminated without cause or the officers resign for good reason within the first twelve months following a change in control (based on salary and other compensation arrangements as of June 30, 2022):

Name and principal position	Salary ($) (1)	Non-equity incentive plan compensation ($) (2)	Equity incentive plan compensation ($) (3)	All other compensation ($) (4)	Total ($)
Eric N. Smit	160,000	45,000	195,902	11,895	412,797
Promod Narang	155,000	36,000	140,804	11,005	342,809

(1)	Represents 50% of each of the officer’s salary as of June 30, 2022.
(2)	Represents 50% of the hypothetical non-equity incentive plan compensation amount that would be subject to approval by our Compensation Committee and Board of Directors relating to fiscal year 2022.
(3)	Represents estimated stock-based compensation expense of options outstanding as of June 30, 2022, that hypothetically would have vested over a term of six months after June 30, 2022, had the employment of each of the named executive officers continued.
(4)	Represents premiums for health plan coverage that hypothetically would have been provided for a term of six months after June 30, 2022, had the employment of each of the named executive officers continued.

Change in control provisions were not in effect for Mr. Roy as of June 30, 2022.

Non-qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. We may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in our Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in the taxable year. We intend to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Hedging Transactions

The Board of Directors has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors to purchase financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of shares of our Common Stock.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the 2022 Annual Report, each as filed with the SEC.

Compensation Committee

Brett Shockley
Phiroz P. Darukhanavala

2022 Summary Compensation Table

The following table summarizes information concerning compensation earned by our Chief Executive Officer (principal executive officer) and our two other most highly compensated executive officers during the fiscal year ended June 30, 2022. These individuals are referred to as our “named executive officers.”

Name and principal position	Fiscal year	Salary ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)
Ashutosh Roy	2022	250,004	1,096,884	—	1,260	1,348,148
Chief Executive Officer	2021	250,008	13,522	—	—	263,530
	2020	250,008	36,869	—	—	286,877

Eric N. Smit	2022	320,000	585,014	90,000	4,460	999,474
Chief Financial Officer	2021	310,000	7,572	90,000	5,038	412,610
	2020	318,750	20,647	90,000	5,338	434,735

Promod Narang	2022	307,083	420,539	72,000	11,520	811,142
Senior Vice President of Products and Engineering	2021	300,000	7,572	90,000	10,806	408,378
	2020	306,250	20,646	90,000	5,700	422,596

(1)	Amounts shown in this column do not reflect the dollar amount actually received by the named executive officer, and instead represent the compensation recognized for financial reporting purposes for fiscal year 2022, in accordance with ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in the 2022 Annual Report.
(2)	Amounts reported represent the amount approved by our Compensation Committee and Board of Directors as cash incentive to executive officers based upon satisfaction of the criteria established under our non-equity incentive plan and commission plan. See “Compensation Components—Annual Non-Equity Incentive Plan Compensation” for discussion.
(3)	Amounts reported represent 401(k) employer matching contributions, certain medical reimbursements, and Company-paid life insurance premiums.

Grants of Plan-Based Awards

The following table sets forth information on grants of plan-based awards in fiscal year 2022 to the named executive officers:

		Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of option awards ($)(1)
Ashutosh Roy	9/1/2021	—	300,000	—	11.36	2,202,588
Eric N. Smit	9/1/2021	—	160,000	—	11.36	1,174,714
Promod Narang	9/1/2021	—	115,000	—	11.36	844,326

(1)	Amounts shown in this column do not reflect the dollar amount actually received by the named executive officer, and instead represent the grant date fair value of option awards for financial reporting purposes for fiscal year 2022, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 718,

Compensation—Stock Compensation, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in the 2022 Annual Report.

Narrative to 2022 Summary Compensation Table and Grants of Plan-Based Awards Table

See Compensation Discussion and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under the 2022 Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2022:

	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Ashutosh Roy	200,000	—	$2.50	9/19/2027	(1)
	56,250	243,750	$11.36	9/1/2031	(1)
Total	256,250	243,750

Eric N. Smit	22,000	—	$6.29	9/11/2024	(1)
	58,000	—	$2.50	9/19/2027	(1)
	30,000	130,000	$11.36	9/1/2031	(1)
Total	110,000	130,000

Promod Narang	100,000	—	$6.29	9/11/2024	(1)
	112,000	—	$2.50	9/19/2027	(1)
	21,562	93,438	$11.36	9/1/2031	(1)
Total	233,562	93,438

(1)	Shares vest/vested in equal monthly installments over 4 years, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the change in control and severance agreement between the named executive officer and the Company.

Option Exercises During Fiscal Year 2022

Name	Options exercised (#)	Value realized on exercise ($)
Ashutosh K Roy	200,000	2,308,000
Eric N. Smit	15,000	164,129

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to reward team accomplishments while promoting individual accountability. Our compensation considers competitive practices and internal consistency and fairness. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2022 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, the Board of Directors or the compensation committee of the Board of Directors. Although non-binding, it is required under Section 14A of the Exchange Act and the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BPM LLP (“BPM”) as eGain’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023, subject to ratification by the stockholders. BPM audited eGain’s consolidated financial statements for the fiscal year ended June 30, 2022. Representatives of BPM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The aggregate fees for professional services by BPM the Company’s Independent Registered Public Accounting Firm in fiscal year 2022 and fiscal year 2021 for these various services to the Company and its subsidiaries were as follows:

Audit Fees

The aggregate audit fees and expenses billed by BPM for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings, including Current Reports on Form 8-K, were approximately $552,000 for fiscal year 2022 and $507,000 for fiscal year 2021.

Audit-Related Fees

The aggregate fees for audit-related services that were incurred in fiscal year 2022 was $7,000. These services were related to our employee benefit plan audit. The aggregate fees incurred during fiscal year 2021 was $14,000.

Tax Fees

No fees for tax compliance, tax advice or tax planning were incurred in fiscal years 2022 and 2021.

All Other Fees

There were no other fees billed to Company in fiscal years 2022 and 2021 other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BPM for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BPM require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s Independent Registered Public Accounting Firm. The percentage of Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees, were approved by the Audit Committee in accordance with such policy, was 100% for fiscal year 2022.

In the event stockholders do not ratify this proposal, the Board of Directors will review its future selection of eGain’s Independent Registered Public Accounting Firm but will not be required to select a different Independent Registered Public Accounting Firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors recommends a vote “FOR” ratification of the appointment of BPM LLP, as eGain’s Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Christine Russell, Brett Shockley, and Dr. Phiroz P. Darukhanavala, each of whom meets the independence standards established by Nasdaq.

The Audit Committee performs the following activities:

●	oversees eGain’s financial reporting process on behalf of the Board of Directors; and
●	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements contained in the 2022 Annual Report with eGain’s management and its Independent Registered Public Accounting Firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The Independent Registered Public Accounting Firm is responsible for expressing an opinion on the material conformity of those consolidated financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the Independent Registered Public Accounting Firm, and discussed issues deemed significant by the Independent Registered Public Accounting Firm, including those required by Public Company Accounting Oversight Board (“PCAOB”), Auditing Standards No. 1301, Communications with Audit Committees, and the SEC about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements. In addition, the Audit Committee discussed with the Independent Registered Public Accounting Firm their independence from eGain and its management, including the matters in the written disclosures required by the applicable requirements of the PCAOB. The Audit Committee also considered BPM’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BPM. BPM has provided the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2022 Annual Report, for filing with the SEC.

Audit Committee

Christine Russell
Brett Shockley
Dr. Phiroz P. Darukhanavala

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Aside from the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement, we have not entered into any transactions since July 1, 2022 in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

We have adopted a written policy that all transactions between eGain, on the one hand, and its executive officers, directors, 5% or greater stockholders and affiliates, on the other hand, will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at the 2023 annual meeting of stockholders must be received by the Secretary of eGain no later than June 16, 2023, in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in eGain’s proxy statement for the 2023 annual meeting of stockholders will be ineligible for presentation at the 2023 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days or more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date. You can obtain a copy of our Bylaws by writing to the Secretary at 1252 Borregas Avenue, Sunnyvale, California 94089.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the 2022 Annual Report and the Proxy Statement called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of the 2022 Annual Report and Proxy Statement, unless eGain receives contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the 2022 Annual Report and the Proxy Statement at the same address, additional copies will be promptly provided to you upon your request. If you are a stockholder of record, you may contact us by writing to Chief Financial Officer, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089 or by calling (408) 636-4500. Eligible stockholders of record receiving multiple copies of the 2022 Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2022 Annual Report and the Proxy Statement or you may request householding by notifying your broker, bank, or nominee.

Current and prospective investors can also access free copies of the 2022 Annual Report, the Proxy Statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/company/investors/.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s 2022 Annual Report accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. The Company will provide copies of exhibits to the 2022 Annual Report, but may charge a reasonable fee per page to any requesting stockholder entitled to vote at the Annual Meeting.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy
Chief Executive Officer

1 U P X

01 - Ashutosh Roy

04 - Brett Shockley

02 - Gunjan Sinha

05 - Christine Russell

03 - Phiroz P. Darukhanavala

For Withhold For Withhold For Withhold

NOTE: In their discretion the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Using a black ink pen, mark your votes with an X as shown in this example.

Please do not write outside the designated areas.

03P9QC

+

+

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Annual Meeting Proxy Card

Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal A 2, and FOR Proposal 3.

2. Approval on a non-binding advisory basis, the compensation paid by us to our named executive officers.

3. Ratification of the appointment of BPM LLP., as the Company’s

Independent Registered Public Accounting Firm.

1. The election of each of the nominated directors to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified.

For Against Abstain For Against Abstain

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

ENDORSEMENT_LINE______________ SACKPACK_____________

1234 5678 9012 345

MMMMMMMMM

MMMMMMMMMMMMMMM

5 5 4 3 3 6

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

C 1234567890 J N T

C123456789

MMMMMMMMMMMM

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000000000.000000 ext

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If no electronic voting,

delete QR code and control #

Δ ≈

You may vote online or by phone instead of mailing this card.

Online

Go to www.investorvote.com/EGAN

or scan the QR code — login details are

located in the shaded bar below.

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Sign up for electronic delivery at

www.investorvote.com/EGAN

Phone

Call toll free 1-800-652-VOTE (8683) within

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Votes submitted electronically must be

received by December 6, 2022 at 1:00 A.M.,

Central Standard Time.

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Help the environment by consenting to receive electronic

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Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, December 6, 2022

(see Proxy Statement for discussion of items)

The undersigned hereby appoints Ashutosh Roy and Eric N. Smit, with full power of substitution to vote all shares of eGain Corporation Common Stock which each of the undersigned is entitled to vote on all matters which may properly come before the 2022 Annual Meeting of Stockholders of eGain Corporation, or any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR all the nominees listed in Proposal 1, the election of each of the nominated directors to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified, FOR Proposal 2, approval on a non-binding advisory basis, the compensation paid by us to our named executive officers, FOR Proposal 3, the ratification of the appointment of BPM LLP as the Company’s Independent Registered Public Accounting

Firm, and at the discretion of the proxies on any other matter that may properly come before the meeting.

Please sign, date and return promptly in the accompanying envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Proxy — eGain Corporation

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

C Non-Voting Items

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Change of Address — Please print new address below. Comments — Please print your comments below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders, the Proxy Statement and Annual Report are available at:

www.edocumentview.com/EGAN